PNC REAL ESTATE(logo)	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2017 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2018

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

GS Mortgage Securities Corp II

Recipient Role Deal Name	Series Number	Midland Role
Depositor GS Mortgage Securities Corporation II	Series 2010-C2	Special Servicer
Depositor GS Mortgage Securities Corporation II	Series 2013-GCJ16
Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA.
Special Servicer of the Walpole Shopping Mall loan under the CGCMT 2013-GC15 PSA
Depositor GS Mortgage Securities Corporation II	Series 2014-GC20
Special Servicer of the Newcastle Senior Housing Portfolio loan under the CGCMT 2014-GC19 PSA.
Depositor GS Mortgage Securities Corporation II	Series 2014-GC22
Special Servicer of the Newcastle Senior Housing Portfolio loan under the CGCMT 2014-GC19 PSA.
Depositor GS Mortgage Securities Corporation II	Series 2014-GC24	Master Servicer
Depositor GS Mortgage Securities Corporation II	Series 2014-GC26
Special Servicer of the Fenley Office Portfolio loan under the CGCMT 2014-GC25 PSA.
Depositor GS Mortgage Securities Corporation II	Series 2015-GC30	Master and Special Servicer
Master and Special Servicer of the Selig Office Portfolio and the 170 Broadway loans under the CGCMT 2015-GC29 PSA.
Master Servicer of the Courtyard by Marriott Portfolio loan under the COMM 2015-CCRE23 PSA
Depositor GS Mortgage Securities Corporation II	Series 2015-GC32	Master Servicer
Master and Special Servicer of the US Storage Mart Portfolio under the CGBAM 2015-SMRT TSA.
Master and Special Servicer of the Selig Office Portfolio loan under the CGCMT 2015-GC29 PSA.
Master & Special Servicer of the Dallas Market Center loan under the GSMS 2015-GC30 PSA.
Depositor GS Mortgage Securities Corporation II	Series 2015-GC34	Special Servicer
Depositor GS Mortgage Securities Corporation II,	Series 2015-GS1	Master Servicer
Special Servicer of the Double Tree Hotel Universal loan under the GSMS 2015-GC34 PSA.
Depositor GS Mortgage Securities Corporation II	Series 2016-GS2	Master Servicer
Depositor GS Mortgage Securities Corporation II	Series 2016-GS3	Master Servicer
Master Servicer of The Falls loan under the MSC 2016-UBS12 PSA.
Master Servicer of the Residence Inn & Springhill Suites North Shore, the Panorama Corporate Center, and the Veritas Multifamily Pool 2 loans under the GSMS 2016-GS2 PSA
Depositor GS Mortgage Securities Corporation II	Series 2016-GS4	General Special Servicer
Master Servicer of the US Industrial Portfolio, 540 West Madison Avenue, Hamilton Place and Embassy Suites Portland Airport loans under the GSMS 2016-GS3 PSA.
Master Servicer of the Residence Inn & Springhill Suites North Shore loan under the GSMS 2016-GS2 PSA.
Depositor GS Mortgage Securities Corporation II	Series 2017-GS5	Master Servicer
Master Servicer of the 350 Park Avenue loan under the VNDO 2016-350P TSA.
Master Servicer of the US Industrial Portfolio under the GSM 2016-GS3 PSA.
Master Servicer and Special Servicer of the Pentagon Center loan under the GSM 2017-GS6 PSA.
Special Servicer of the Simon Premium Outlets, AMA Plaza and 225 Bush Street loans under the GSM 2016-GS4 PSA.
Depositor GS Mortgage Securities Corporation II	Series 2017-GS6	Master and Special Servicer
Master Servicer on the Lafayette Centre, GSK R&D Centre, and the Ericsson North American HQ loans under the GSM 2016-GS5 PSA.
Master Servicer on the US Industrial Portfolio loan under the GSM 2016-GS3 PSA.

Schedule I

GS Mortgage Securities Corp II

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	GS Mortgage Securities Corporation II	Series 2017-GS7
Master Servicer on the Lafayette Centre loan under the GSM 2017-GS5 PSA.
Master and Special Servicer on the CH2M Global Headquarters and 1999 Avenue of the Stars loans under the GSM 2017-GS6.
Master and Special Servicer of the Marriott Grand Cayman loan under the CCUBS 2017-C1 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2017-GS8	Special Servicer